UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2010

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Alliance Bankshares Corporation (“Bankshares”) held its Annual Meeting of Shareholders on July 15, 2010 at which meeting two proposals were submitted to Bankshares’ shareholders. The proposals are described in detail in Bankshares’ proxy statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on June 18, 2010. Shareholders elected four Class B directors, one Class C director and two Class A directors, and approved the proposal to ratify the appointment of Yount, Hyde & Barbour, P.C. as Bankshares’ independent registered public accounting firm for 2010. Below are the final results for each proposal.
Proposal 1. Election of Directors

Name & Director Class	Votes For	Votes Withheld	Broker Non-Votes
Oliver T. Carr, III Class B	1,770,845	694,762	1,347,564
William E. Doyle, Jr. Class B	2,241,259	224,348	1,347,564
William M. Drohan Class B	1,610,051	855,556	1,347,564
George S. Webb Class B	1,779,872	685,735	1,347,564
Douglas W. McMinn* Class C	2,222,869	242,738	1,347,564
D. Mark Lowers* Class A	2,232,879	232,728	1,347,564
J. Eric Wagoner* Class A	2,234,495	231,112	1,347,564

* Messrs. McMinn, Lowers and Wagoner were elected to the Board of Directors subject to regulatory approval.
Proposal 2. Ratification of the Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
3,655,958	140,169	17,044	—

No other matters were voted on at the Annual Meeting of Shareholders.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: July 21, 2010